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                                                                   Exhibit 23(c)


                            INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 1997, appearing in the Annual Report on Form 10-KSB/A, relating to the financial statements of Triple A Security Systems, Inc. and our report dated November 21, 1997, appearing in the Annual Report on Form 10-KSB/A relating to the financial statements of The Jupiter Group, Inc.

     We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                   TERRY H. JONES, CPA


West Hazelton, Pennsylvania
January 29, 1998